UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

AMYLIN PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Eastbourne Capital Management, L.L.C.

Black Bear Fund I, L.P.

Black Bear Fund II, L.L.C.

Black Bear Offshore Master Fund, L.P.

Richard J. Barry

M. Kathleen Behrens

Marina S. Bozilenko

Charles M. Fleischman

William A. Nuerge

Jay Sherwood

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
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(4)	Date Filed:

On February 2, 2009 Eastbourne Capital Management, L.L.C. announced that on January 30, 2009 it notified Amylin Pharmaceuticals, Inc. (the “Company”) of its intent to nominate M. Kathleen Behrens, Marina S. Bozilenko, Charles M. Fleischman, William A. Nuerge and Jay Sherwood to the Board of Directors of the Company at the Company’s 2009 annual meeting of shareholders. Information regarding Eastbourne Capital Management, L.L.C., Black Bear Fund I, L.P., Black Bear Fund II, L.L.C., Black Bear Offshore Master Fund, L.P., Richard J. Barry and other potential participants in the intended solicitation of proxies is filed herewith as Exhibit 1. A copy of the press release announcing the nominations is filed herewith as Exhibit 2.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY EASTBOURNE CAPITAL MANAGEMENT, L.L.C., BLACK BEAR FUND I, L.P., BLACK BEAR FUND II, L.L.C., BLACK BEAR OFFSHORE MASTER FUND, L.P., RICHARD J. BARRY, M. KATHLEEN BEHRENS, MARINA S. BOZILENKO, CHARLES M. FLEISCHMAN, WILLIAM A. NUERGE AND JAY SHERWOOD FROM THE SHAREHOLDERS OF AMYLIN PHARMACEUTICALS FOR USE AT THE 2009 ANNUAL MEETING OF SHAREHOLDERS OF AMYLIN PHARMACEUTICALS WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH MATERIALS WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING MACKENZIE PARTNERS, INC. BY TELEPHONE COLLECT AT (212) 929-5500, TOLL-FREE AT 1-800-322-2885 OR BY E-MAIL AT PROXY@MACKENZIEPARTNERS.COM. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED ON THE DATE HEREOF AND AVAILABLE FREE OF CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.